UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2026

CG Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41925	37-1611499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive Suite 2040
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 409-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGON	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 9, 2026, CG Oncology, Inc. (the “Company”) issued a press release entitled “CG Oncology Provides Updated Timeline for PIVOT-006 Phase 3 Topline Data in Intermediate-Risk NMIBC.” The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 9, 2026, the Company posted an updated corporate presentation on the Company’s website. A copy of this presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. Investors may also access the presentation by visiting the “Investor Relations” section of the Company’s website at www.cgoncology.com. The Company plans to use its website to disseminate future updates to its corporate presentation and does not intend to file or furnish a Form 8-K alerting investors each time the presentation is updated.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission (the “SEC”) made by the Company, regardless of any general incorporation language in such filing.

By furnishing the information in this Item 7.01, including Exhibits 99.1 and 99.2, the Company makes no admission as to the materiality of Item 7.01 in this report. The information contained in the corporate presentation is summary information that is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item 7.01, including Exhibits 99.1 and 99.2, although it may do so from time to time as its management believes is appropriate or as required by applicable law. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, by updating its website or through other public disclosure.

Item 8.01 Other Events.

On January 9, 2026, the Company announced an expedited timeline for the topline data readout now expected in the first half of 2026 for the Phase 3 PIVOT-006 clinical trial comparing adjuvant intravesical cretostimogene grenadenorepvec versus surveillance in patients with intermediate-risk non-muscle invasive bladder cancer (“IR NMIBC”). PIVOT-006 is the first Phase 3 randomized trial in this patient population, encompassing the broadest range of patient types per AUA/SUO Guidelines including HG Ta solitary lesions less than 3cm. The intermediate risk population in the United States is estimated to be greater than 50,000 patients.

Additionally, in December 2025, the Company announced the below topline data from BOND-003 Cohort P and first results from CORE-008 Cohort A.

Topline Bond-003 Cohort P Results

Results from the BOND-003 Cohort P clinical trial of cretostimogene monotherapy in patients with BCG-UR papillary-only NMIBC demonstrate encouraging HG-EFS and a consistent, well-tolerated safety profile. The study’s primary endpoint is High-Grade Event-Free Survival (“HG-EFS”). As of the September 1, 2025, data cut-off, in 51 efficacy evaluable patients, Kaplan-Meier estimates of HG-EFS at 3- 6- and 9-months are 95.7% (95% CI 83.8 – 98.9), 84.6% (95% CI 68.6 – 92.9%) and 80.4% (95% CI 62.3-90.4%), respectively.

A favorable safety and tolerability profile was observed with no Grade 3 or greater treatment-related adverse events (“TRAEs”) and no deaths reported. To date, no patients have undergone a radical cystectomy or progressed to MIBC. No treatment-related discontinuation of cretostimogene was observed. There were no missed doses, or dose delays due to TRAE. The most common TRAEs (≥10%) were bladder spasms, dysuria, pollakiuria, and hematuria.

The study has completed enrollment with 56 patients receiving cretostimogene across 35 clinical sites in the United States and Japan.

CORE-008 Cohort A Results

The first results from CORE-008 Cohort A demonstrate that cretostimogene monotherapy has promising clinical efficacy, tolerability, and safety in patients with high-risk, BCG-naïve NMIBC with CIS, compared with outcomes observed in historical BCG-naive trials. The primary endpoint is Complete Response (“CR”) at any time. As of the September 1, 2025, data cut off, the overall CR rate at any time in evaluable patients is 83.7% (41/49) (95% CI 70.3-92.7%) with the original administration achieving a 79.2% CR rate (57.8, 92.9) in 19 out of 24 patients as compared with the optimized administration which resulted in an 88.0% CR rate (68.8, 97.5) in 22 out of 25 patients.

The safety and tolerability profile is consistent with prior clinical trials of cretostimogene. The most common adverse events are low grade and localized to the bladder. There are no related serious adverse events, Grade 3+ adverse events or treatment-related discontinuations. No patients progressed to MIBC or metastatic disease.

CORE-008 Cohort A	CR Rate, % (95% CI)	Safety (n=54)
		Any Grade	Grade ≥ 3
Original Administration (five-step)	79.2% (57.8, 92.9)[1]	16 (59.3%)[1]	0 (0%)
Optimized Administration (two-step)	88.0% (68.8, 97.5)[2]	13 (48.1%)	0 (0%)
Overall	83.7%	29 (53.7%)	0 (0%)

1 CR rate in 19 out of 24 patients; safety in 27 patients
2 CR rate in 22 out of 25 patients; safety in 27 patients

Forward Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the anticipated timeline of topline pivotal data of the PIVOT-006 study, the potential therapeutic benefits of cretostimogene for high-risk and intermediate-risk NMIBC patients and its potential to have best-in-disease durability and tolerability and to meaningfully improve patient outcomes, the importance of the data as they relate to addressing bladder cancer, and the potential for the two-step administration process to deliver equivalent or better results compared to the five-step administration. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in our business, including, without limitation: additional patient data related to cretostimogene that continues to become available may be inconsistent with the data produced as of the data cutoffs, and further analysis of existing data and analysis of new data may lead to conclusions different from those established as of the date hereof; results from earlier clinical trials and preclinical studies not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of cretostimogene that may limit its development, regulatory approval, and/or commercialization; potential delays in the commencement, enrollment and completion of clinical trials; competitive developments with respect to current and other investigational NMIBC treatments may adversely affect the commercial opportunity of cretostimogene; and other risks described in our filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K, as supplemented in Part II, Item 1A, “Risk Factors” of our quarterly report on Form 10-Q for the quarter ended June 30, 2025, and other filings that we make with the SEC from time to time (which are available at http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated January 9, 2026
99.2	Corporate Presentation, dated January 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CG Oncology, Inc.

Date: January 9, 2026	By: /s/ Josh Patterson
Name: Josh Patterson
Title: General Counsel and Chief Compliance Officer